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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32666) pertaining to the 1996 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and shares acquired under written Compensation Agreements of Selectica Inc. of our report dated May 26, 2000, with respect to the consolidated financial statements and schedule of Selectica Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


                                        /s/ Ernst & Young LLP
San Jose, California
June 27, 2000